Exhibit 4.3

[FORM OF FACE OF GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

FORM OF GLOBAL INITIAL NOTE

CUSIP
ISIN

QVC, INC.

No.	$

6.375% SENIOR SECURED NOTE DUE 2067

QVC, INC., a Delaware corporation (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of              dollars on September 13, 2067.

Interest Rate:	6.375% per annum

Interest Payment Dates:	March 15, June 15, September 15 and December 15

Record Dates:	March 1, June 1, September 1 and December 1

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

QVC, INC.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 6.375% Senior Secured Notes due 2067 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Dated:

[FORM OF REVERSE OF GLOBAL INITIAL NOTE]

QVC, INC.

6.375% SENIOR SECURED NOTE DUE 2067

1.                                      Interest.

QVC, INC., a Delaware corporation (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 6.375% per annum.  Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including September 13, 2018 to but excluding the date on which interest is paid.  Interest shall be payable on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2018.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 6.375% per annum.

2.                                      Method of Payment.  The Company shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on March 1, June 1, September 1 or December 1 next preceding the interest payment date (whether or not a Business Day).  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company (through the Paying Agent) shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  If the Holder has given wire transfer instructions to the Company at least ten Business Days prior to the payment date, the Company shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions.  Otherwise, payments on this Note shall be made at the office or agency of the Payment Agent unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.                                      Paying Agent and Registrar.  Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as a Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar or co-registrar without notice.  The Company or any of its Affiliates may act as Paying Agent or Registrar.

4.                                      Indenture.  This is one of the Notes issued under an Indenture dated as of September 13, 2018 (as supplemented by the First Supplemental Indenture thereto dated September 13, 2018 and as further amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control

5.                                      Mandatory Redemption.  Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

6.                                      Optional Redemption.

At any time on and after September 13, 2023, the Notes will be redeemable at the Company’s election, in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Prior to September 13, 2023, the Notes will be redeemable at the Company’s election, in whole or in part at any time upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the greater of:

(1)                                 100% of the aggregate principal amount of the Notes to be redeemed; or

(2)                                 as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

7.                                      Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture.  On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

8.                                      Offers To Purchase.  The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9.                                      Collateral.  These Notes are secured initially by a security interest in the Collateral pursuant to certain Security Documents.  Reference is made to the Indenture for events causing release of the security interest in the Collateral.

10.                               Denominations, Transfer, Exchange.  The Notes are in registered form, without coupons, in denominations and integral multiples of $25.00.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or a portion of a Note selected for redemption for a period of 15 days before a mailing of notice of redemption.

11.                               Persons Deemed Owners.  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.                               Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee shall pay the money back to the Company at its written request.  After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

13.                               Amendment, Supplement, Waiver, Etc.  The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act, and making any change that does not materially and adversely affect the rights of any Holder.  Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

14.                               Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation shall, except as provided in Article V of the Indenture, be released from those obligations.

15.                               Defaults and Remedies.  Events of Default are set forth in the Indenture.  Subject to certain limitations in the Indenture, if an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Company or any Guarantor occurs, all outstanding Notes shall become due and payable without any further action or notice.  If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Company or any Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article V of the Indenture) if it determines that withholding notice is in their best interests.

16.                               Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.                               Discharge.  The Company’s obligations pursuant to the Indenture shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

18.                               Guarantees.  The Note shall be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders, and for events causing release of the Guarantors from the Note Guarantees.

19.                               Authentication.  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

20.                               Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.  The Trustee, the Company, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

21.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (=  tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.                               CUSIP/ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

QVC, INC.
Studio Park, 1200 Wilson Drive, MC 207
West Chester, Pennsylvania 19380

Attention:  General Counsel

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company.  The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.20 of the Indenture, check the appropriate box:

☐                                                                                    Section 4.20

If you want to have only part of the Note purchased by the Company pursuant to Section 4.20 of the Indenture, state the amount you elect to have purchased:

$
($25.00 or any integral multiple of $25.00)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian